Exhibit 32.1

                           SECTION 1350 CERTIFICATIONS


Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of 1-800-FLOWERS.COM, Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

    (1) the accompanying annual report on Form 10-K of the Company for the fiscal year ended June 29, 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; as amended; and

    (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  September 26, 2003             /s/      James F. McCann
                                       ------------------------
                                                James F. McCann
                                                Chairman and Chief Executive
                                                Officer



Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of 1-800-FLOWERS.COM, Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

    (1) the accompanying annual report on Form 10-K of the Company for the fiscal year ended June 29, 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; as amended; and

    (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  September 26, 2003               /s/      William E. Shea
                                         ------------------------
                                                  William E. Shea
                                                  Senior Vice President and
                                                  Chief Financial Officer